Exhibit 16

POWER OF ATTORNEY

Each of the undersigned trustees of Virtus Total Return Fund, a statutory trust formed under the laws of the State of Delaware (the “Fund”), hereby constitutes and appoints George R. Aylward, William Renahan and Kevin J. Carr or any of them, with full power to act without the other and with full power of substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, and on his behalf, in the capacities indicated below, the Registration Statement on Form N-2 or Form N-14, including any pre-effective amendments and/or any post-effective amendments thereto, any supplements or other instruments in connection therewith, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund, or the registration or offering of the Fund’s common shares; granting to each such attorney-in-fact and agent full power of substitution and revocation; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney.

WITNESS my hands on this 7th day of September, 2016. /s/ Philip R. McLoughlin Philip R. McLoughlin, Trustee	WITNESS my hands on this 7th day of September, 2016. /s/ William R. Moyer William R. Moyer, Trustee

WITNESS my hands on this 7th day of September, 2016. /s/ James M. Oates James M. Oates, Trustee	WITNESS my hands on this 7th day of September, 2016. /s/ James B. Rogers, Jr. James B. Rogers, Jr., Trustee

WITNESS my hands on this __ day of September, 2016. /s/ R. Keith Walton, Trustee	WITNESS my hands on this 7th day of September, 2016. /s/ George R. Aylward George R. Aylward, Trustee